UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2007 (September 5, 2007)

Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		No.)

400 Galleria Parkway, Suite 200, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 589-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sale of Equity Securities.

Prior to 4:00 p.m. on September 5, 2007, Verso Technologies, Inc. (the “Company”) completed the initial closing of a private placement (the “Private Placement”) of 4,417,640 units of its securities (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $.01 per share (the “Common Stock”), and a warrant to purchase .75 of a share of Common Stock (the “Warrant”), for a purchase price of $0.68 per Unit. The Company completed the Private Placement in two subsequent closings conducted prior to 4:00 p.m. on each of September 6, 2007 and September 10, 2007, pursuant to which the Company issued 2,608,692 Units and 71,428 Units, respectively, for a purchase price of $0.69 per Unit and $0.70 per Unit, respectively. In the Private Placement, the Company issued an aggregate of 7,097,760 Units, consisting of 7,097,760 shares of Common Stock and Warrants to purchase 5,323,320 shares of Common Stock, for an aggregate purchase price of $4,853,992. The Company did not become obligated to issue any securities in any closing of the Private Placement until it had accepted subscription agreements from the investors purchasing securities in each such closing, which the Company did immediately prior to each such closing.

The Warrants have an exercise price of $.90 per share and are exercisable for a five-year period commencing six (6) months after the date of issuance. The exercise price of the Warrants (but not the number of shares of Common Stock issuable upon exercise of the Warrants) will be adjusted on a full-ratchet basis for dilutive equity issuances made by the Company, excluding certain exempt issuances; provided, however, that in no event shall the exercise price of any Warrant be adjusted below the purchase price per Unit for the Warrant acquired as part of such Unit. The Warrants are also subject to proportional adjustment for stock splits, stock dividends, recapitalizations, reclassifications and similar corporate events. The Warrants may be exercised on a cashless-basis.

The Units, including the shares of Common Stock and Warrants included therein, were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated pursuant to Section 4(2) of the Securities Act. The Company based such reliance upon representations made by each purchaser of the Units to the Company regarding such purchaser’s investment intent, sophistication and status as an “accredited investor,” as defined in Regulation D, among other things. The Units, including the shares of Common Stock and Warrants included therein, and the shares of Common Stock issuable upon exercise of the Warrants, may not be offered or sold in the United States absent registration pursuant to the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement with each of the purchasers of the Units pursuant to which the Company has granted to such purchasers so-called “piggyback” registration rights that will permit each such purchaser to register for resale at the Company’s expense the Common Stock issued or issuable in the Private Placement (including the shares of Common Stock issuable upon exercise of the Warrants) in the next registration statement filed by the Company for a registered primary public offering, excluding certain customary offerings.

In addition, as compensation for placement agent services rendered to the Company by its placement agent in the Private Placement (the “Agent”), (i) the Company will pay a cash fee equal to 6% of the aggregate purchase price received by the Company from purchasers in the Private Placement introduced to the Company by the Agent; and (ii) has issued warrants to the Agent (the “Agent Warrants”) to purchase an aggregate of 148,435 shares of Common Stock. The Agent Warrants are on the same terms as the Warrants.

The Agent Warrants were issued without registration under the Securities Act, in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. The Company based such reliance upon representations made by the Agent regarding its investment intent and sophistication, among other things.

Following the issuance of the Units in the Private Placement and the Agent Warrants, the exercise price of the Series A Warrants to purchase shares of Common Stock issued by the Company on February 4, 2005, was reduced to $2.12.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. None.

(b)	Pro Forma Financial Information. None

(c)	Shell Company Transactions. None

(d)	Exhibits.

99.1	Press release dated September 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.

By:	/s/ Martin D. Kidder
Martin D. Kidder, Chief Financial Officer

Dated: September 11, 2007

EXHIBIT INDEX

99.1	Press release dated September 10, 2007.